Exhibit 99.1

DAVIDsTEA Inc. Announces First Quarter Fiscal 2018 Earnings Conference Call

Montreal, Canada, June 6, 2018—(GLOBE NEWSWIRE) DAVIDsTEA Inc. (Nasdaq: DTEA) today announced that its financial results for the first quarter of fiscal 2018 will be released after market close on Monday, June 11, 2018. The Company will host a conference call at 4:30 p.m. Eastern Time that day to discuss the financial results.

Details of the Conference Call

Via telephone: 1-866-521-4909 or 647-427-2311
Via the internet at: www.davidstea.com, in the “investor relations” section.

An online archive of the webcast will be available within two hours of the conclusion of the call and will remain available for 30 days.

About DAVIDsTEA Inc.

DAVIDsTEA is a retailer of specialty tea, offering a differentiated selection of proprietary loose-leaf teas, pre-packaged teas, tea sachets and tea-related gifts, accessories and food and beverages, primarily through 240 company-operated DAVIDsTEA stores throughout Canada and the United States as of February 3, 2018, and its website, davidstea.com. The Company is headquartered in Montréal, Canada.

Investor Contact:

MaisonBrison Communications

Pierre Boucher

514-731-0000, x237

investors@davidstea.com

Media Contact:

Edelman

Nina Godard

416.455.6324

nina.godard@edelman.com